Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eDiets.com, Inc. Amended and Restated Equity Incentive Plan of our report dated March 12, 2010, with respect to the consolidated financial statements and schedule of eDiets.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boca Raton, Florida

August 16, 2010